UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2020, Genesis Healthcare, Inc. (“Genesis”) received written notification from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”) because the average closing price of Genesis’ common stock was less than $1.00 per share over a consecutive 30 trading-day period (the “Notice”).

Pursuant to Section 802.01C, Genesis can regain compliance with the minimum share price requirement if, during the six-month cure period, on the last trading-day of any calendar month, Genesis’ common stock has a closing share price and a 30 trading-day average closing share price of at least $1.00.  In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE may commence suspension and delisting procedures with respect to Genesis’ common stock.    On April 23, 2020, Genesis received an update from the NYSE notifying Genesis that in response to the COVID-19 pandemic and related extraordinary market conditions, the compliance period for any company previously notified about noncompliance with the minimum share price requirement will be suspended and resume on July 1, 2020.  Therefore, Genesis’ compliance period has been extended until December 26, 2020.

Upon receipt of the Notice, Genesis became subject to the procedures set forth in Sections 801 and 802 of the NYSE Listed Company Manual, and in accordance with Section 802.01C, Genesis will notify the NYSE on or before May 1, 2020 that it intends to cure the continued listing standard deficiency and to return to compliance with Section 802.01C.  Should Genesis’ common stock share price not meet the applicable requirements during the cure period, Genesis will consider further options to cure this deficiency.

Receipt of the Notice by Genesis is not a violation of the terms of, and does not constitute a default or event of default under, any of Genesis’ debt obligations.  The Notice also has no immediate impact on the listing of Genesis’ common stock, which will continue to be listed and traded on the NYSE during the applicable cure period under the symbol “GEN,” subject to Genesis’ compliance with other continued listing requirements set forth in the NYSE Listed Company Manual, but will have an added designation of “.BC” to indicate the status of the common stock as below compliance with the NYSE continued listing standards.  The “.BC” indicator will be removed at such time as Genesis is deemed compliant.

As required under the NYSE continued listing requirements, on April 23, 2020, Genesis issued a press release announcing its receipt of the Notice.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated April 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April, 23 2020	GENESIS HEALTHCARE, INC.
By: /s/ Michael S. Sherman
Michael S. Sherman Senior Vice President, General Counsel, Secretary and Assistant Treasurer